UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

Nuveen Credit Strategies Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21333	86-1064773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	JQC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01. Other Events.

Coale Mechlin has been named a portfolio manager of Nuveen Credit Strategies Income Fund (the “Fund”), effective December 30, 2024.

Coale Mechlin is a portfolio manager on Nuveen’s Leveraged Finance investment team, focusing on the platform’s bank loan strategies. His responsibilities include supporting the day-to-day oversight and monitoring of the platform’s bank loan strategies. He joined Nuveen in 2017 as a research analyst covering the Technology sector. Prior to joining Nuveen, he was a high yield/senior loan capital markets associate for J.P. Morgan and an analyst for the UBS Investment Bank. He graduated with a B.A. in Economics from Wesleyan University.

There have been no changes in Fund’s investment objectives or policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Credit Strategies Income Fund

Date: December 30, 2024	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary